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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this first amendment to the Registration Statement on Form S-1 (File No. 333-89995) of our report dated December 5, 1999, relating to the financial statements of Alamosa PCS LLC (a development stage enterprise), which appear in such Registration Statement. We also consent to the references to us under the headings "Experts," "Summary Financial and Operating Data" and "Selected Financial Data" in such Registration Statement.


                                            PricewaterhouseCoopers LLP

Dallas, Texas

December 22, 1999